Exhibit 10.6

                                    AGREEMENT
                                    ---------


     AGREEMENT made this April 11, 2003 (the "Effective Date"), by and between SurgiLight, Inc., a Delaware corporation with its executive offices at 12001 Science Drive, Suite140, Orlando, Florida ("SurgiLight"), and GEM Global Yield Fund Limited, a West Indies corporation, with offices at c/o Loughran & Co., 38 Hertford Street, London, England W1Y 7TG ("GEM").


     WHEREAS, SurgiLight issued and sold to GEM its 3% Convertible Debentures, in the principal amount of Three Million Dollars ($3,000,000) due November 8, 2003 (the "Debenture"), pursuant to that certain Convertible Debenture Purchase Agreement between SurgiLight and GEM, dated as of June 30, 2000 (the "Debenture Purchase Agreement"); and

     WHEREAS, SurgiLight and GEM desire that the Debenture be exchanged for the Note (as defined below) in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     1. Note. The parties agree that the outstanding balance due under the Debenture is Two Million Dollars ($2,000,000) and hereby agree that simultaneously with the execution and delivery of this Agreement, SurgiLight shall execute and deliver to GEM the convertible promissory note in the aggregate principal amount of Two Million Dollars ($2,000,000) attached hereto as Exhibit A (the "Note") in exchange for the Debenture. The Note replaces and supercedes the Debenture and Debenture Purchase Agreement in all respects, and all obligations and rights of the parties under the Debenture and Debenture Purchase Agreement are hereby terminated and of no further force or effect.


     2. Conversion. Pursuant to the terms and conditions set forth herein and in the Note, the total amount of principal due under the Note is convertible into an aggregate of 21,500,000 shares of SurgiLight's common stock (the "Common Stock"), subject to adjustment, from time to time, for stock dividends, stock splits, reverse stock splits, reclassifications, or recapitalizations, at the conversion price of $0.093 per share (the "Conversion Price") (the "Total Conversion Shares").


     3. Conversion Procedure.

        (a) On the Effective Date, GEM shall convert at the Conversion Price such amount of the Note so it shall receive such number of shares of the Total Conversion Shares as shall equal nineteen and nine-tenths percent (19.9%) of the total issued and outstanding shares of the Common Stock on the Effective Date (the "Initial Shares").

        (b) The outstanding balance due under the Note immediately subsequent to the conversion under Section 3(a) (the "Remaining Balance") shall automatically be converted into the remaining Total Conversion Shares (the "Remaining Shares") immediately upon the effectiveness of an amendment to SurgiLight's Certificate of Incorporation to increase the number of authorized shares of the Common Stock sufficient for the full conversion of the Note (the "Certificate of Amendment"). SurgiLight shall use its best efforts to promptly obtain shareholder approval for the Certificate of Amendment and immediately thereupon file the Certificate of Amendment with the Secretary of State of the state of Florida. Failure of the Certificate of Amendment to be effective by July 31, 2003 shall constitute a default under the Note, whereupon the Remaining Balance shall bear interest payable in cash and upon demand at the rate of eight percent (8%) per annum from the date of default until the effective date of the Certificate of Amendment and full conversion of the Note.

         4. SurgiLight's Call Option. For a period of three (3) years from the Effective Date, SurgiLight shall have the option (the "SurgiLight Option") to purchase from GEM, at a price of $0.50 per share, an aggregate of such number of shares of the Common Stock as shall equal ten percent (10%) of the Total Conversion Shares (the "Option Shares"), in whole or in part; provided, however, that the SurgiLight Option may only be exercised if the Option Shares are to be used by SurgiLight solely for employees and management set forth in Section 5 hereof. SurgiLight shall exercise the SurgiLight Option by delivering to GEM at least ten (10) business days before SurgiLight desires to exercise the SurgiLight Option (the "Exercise Date") (a) a duly executed and completed Notice of Exercise of Option in the form annexed hereto as Exhibit B, which notice shall specify the number of Option Shares that SurgiLight desires to purchase and the Exercise Date; and (b) payment in full, of the aggregate purchase price for the Option Shares being purchased by wire transfer of immediately available funds pursuant to GEM's wire transfer instructions. On the Exercise Date, if GEM shall have received the notice and cash payment as set forth in(a) and (b) of the immediately preceding sentence, GEM shall deliver, and transfer to SurgiLight one or more certificates representing the exercised Option Shares.

     5. SurgiLight's Employee/Management Option Grants and Assignments.

          (a)SurgiLight agrees to make available for issuance to its employees pursuant to an employee stock option plan an aggregate of 2,150,000 shares of the Common Stock, as adjusted for any stock dividend, stock split, reverse stock split, reclassification, or recapitalization.

          (b) SurgiLight shall have the right to assign and transfer to certain employees and management all or any part of the SurgiLight Option without prior notice to GEM.

     6. Board of Directors' Nominee. So long as GEM holds at least nineteen and nine-tenths percent (19.9%) of the Common Stock, at each annual meeting of shareholders' of SurgiLight, commencing with SurgiLight's July 2003 Annual

Meeting of Shareholders', GEM shall have the right to designate one, and only one, nominee for election to SurgiLight's Board of Directors, which designee shall be included in all proxy materials distributed by SurgiLight in connection with any such annual meeting of shareholders. Surgilight hereby agrees that the Voting Trust Committee of SurgiLight (the "Trustee") shall vote all of the shares subject to the Voting Trust Agreement among Dr. J.T. Lin and certain of his family members and the Trustee, dated June 6, 2001 and amended and restated as of February 8, 2002, and as may be amended or superseded, in favor of the election of all board nominees designated by GEM.

     7. Rights of First Refusal. Except as otherwise provided in this Section 7, SurgiLight hereby grants to GEM a right of first refusal to participate on a pro-rata-basis in any and all additional issuances of SurgiLight's capital stock, ("Right of First Refusal"). SurgiLight shall notify GEM in writing immediately upon its intent to issue additional shares of its capital stock (the "SurgiLight Notice") and GEM shall be entitled to exercise the Right of First Refusal by notifying SurgiLight in writing of such election within ten (10) business days of its receipt of the SurgiLight Notice. The Right of First Refusal shall not apply with respect to any stock issuance to SurgiLight's employees or lenders or pursuant to a merger, acquisition or a stock split or any existing obligations of SurgiLight where stock is issued at a value equal to or above $0.093 per share.

     8. Registration Rights. (a) (i) SurgiLight shall use its best efforts to promptly register the Initial Shares and the Remaining Shares for resale under the Securities Act of 1933, as amended (the "Securities Act"), on an appropriate form of registration statement (the "Registration Statement") to be filed with the Securities and Exchange Commission and in compliance with any and all state securities laws so that such registration shall become effective (A) within six
(6) months from the Effective Date with respect to the Initial Shares (the "Initial Shares Effectiveness Date") and (B) within six (6) months from July 31,2003 with respect to the Remaining Shares (the "Remaining Shares Effectiveness Date").

     (ii) SurgiLight shall keep any such Registration Statement continuously effective under the Securities Act until the earlier of (A) the date on which all of the Initial Shares and the Remaining Shares covered by such Registration Statement, as applicable, have been sold, (B) two (2) years from the Initial Shares Effectiveness Date or the Remaining Shares Effectiveness Date, as applicable, or (iii) the date on which all of the Initial Shares and the Remaining Shares, as applicable, may be sold without restriction pursuant to Rule 144 of the Securities Act; provided, however, that this sub clause (iii) shall not apply to any shares transferred by GEM to any transferee who is not permitted to "tack on" to GEM's holding period of the Initial Shares or Remaining Shares, as the case may be, for Rule 144 purposes. All costs and expenses of registration and to keep the Registration Statement continuously effective as provided herein shall be borne by SurgiLight.

        (b) If any portion of the Initial Shares has not been registered by the Initial Shares Effectiveness Date, then SurgiLight, as a penalty, shall issue to GEM the following number of additional shares of the Common Stock with respect to the shares not so registered: (i) for the first eight (8) months delinquent, one half of one percent (0.5%) of the number of Initial Shares not registered,
(ii) for the next succeeding eight (8) months delinquent, one percent (1%) of the number of Initial Shares not registered, and (iii) for the next succeeding eight (8) months delinquent, one and one half percent (1.5%) of the number of Initial Shares not registered. Thereafter, SurgiLight shall have no obligation to issue any more additional shares of the Common Stock under this Section 8
(b).

        (c) If any portion of the Remaining Shares has not been registered by the Remaining Shares Effectiveness Date, then SurgiLight, as a penalty, shall issue to GEM the following number of additional shares of the Common Stock with respect to the shares not so registered: (i) for the first eight (8) months delinquent, one half of one percent (0.5%) of the number of Remaining Shares not registered, (ii) for the next succeeding eight (8) months delinquent, one percent (1%) of the number of Remaining Shares not registered, and (iii) for the next succeeding eight (8) months delinquent, one and one half percent (1.5%) of the number of Remaining Shares not registered. Thereafter, SurgiLight shall have no obligation to issue any more additional shares of the Common Stock under this
Section 8 (c).

     9. Voting Rights. Notwithstanding anything else in this Agreement to the contrary or the actual number of shares of Common Stock held of record by GEM, GEM shall not be entitled to have voting rights, and shall abstain from voting, with respect to more than nineteen and nine-tenths percent (19.9%) of the total outstanding shares of the Common Stock entitled to vote (the "Voting Cap"); provided, however, that the Voting Cap shall not apply: (a) to GEM's voting on the Certificate of Amendment; (b) if GEM has voted in favor of the Certificate of Amendment and SurgiLight has not obtained the shareholder votes necessary to approve the Certificate of Amendment by July 31, 2003; (c) with respect to the Initial shares, if SurgiLight fails to register the Initial Shares by the Initial Shares Effectiveness Date, but only with respect to the shares not so registered and during the period not registered; (d) with respect to the Remaining Shares, if SurgiLight fails to register the Remaining Shares by the Remaining Shares Effectiveness Date, but only with respect to the shares not so registered and during the period not registered; and (e) to voting in connection with a sale of all or substantially all of the assets of SurgiLight; and (f) with respect to any election of GEM's board nominee, as set forth in Section 6 above. The Voting Cap shall be reinstated (i) with respect to subsection (b) above, at such time that SurgiLight's shareholders have approved the Certificate of Amendment; (ii) with respect to subsection (c) above, upon registration of the Initial Shares and (iii) with respect to subsection (d) above, upon registration of the Remaining Shares.

     10. Lock-Up. GEM acknowledges and agrees that it shall not, on any single day, sell, sell short, lend, assign or otherwise transfer or dispose of that number of shares of the Common Stock in excess of the greater of (i) ten percent (10%) of that current trading days's trading volume, or (ii) seven and one half percent (7.5%) of the average trading volume for the prior fifteen (15) trading days.

     In order for SurgiLight to verify GEM's compliance with the limitations set forth in this Paragraph 10, GEM shall deposit all Initial Shares and Remaining Shares into an account or accounts with one or more market makers designated by SurgiLight, which market makers will provide daily written reports to SurgiLight's Board of Directors of all sales by GEM of Common Stock.

     11. SurgiLight's Representations and Warranties. SurgiLight hereby represents and warrants to GEM as follows:

         (a) SurgiLight is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and in all jurisdictions in which it conducts business and has all necessary corporate powers to own its properties and carry on its business as now owned and operated by it.

         (b) SurgiLight has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes, and each document or instrument to be executed by SurgiLight pursuant to the terms hereof upon its execution and delivery will have been duly authorized, executed and delivered and will constitute, the valid and legally binding obligation of SurgiLight enforceable in accordance with its terms.

         (c) GEM and its counsel, accountants, and other representatives have had full access to all publicly available records and documents of or relating to SurgiLight that they have asked to review

     12. GEM's Representations and Warranties. GEM hereby represents and warrants to SurgiLight as follows:

                    (a) GEM is a corporation duly organized, validly existing, and in good standing in all jurisdictions in which it conducts business and has all necessary corporate powers to own its properties and carry on its business as now owned and operated by it.

                    (b) GEM has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes, and each document or instrument to be executed by GEM pursuant to the terms hereof upon its execution and delivery will have been duly authorized, executed and delivered and will constitute, the valid and legally binding obligation of GEM enforceable in accordance with its terms.

     13. Events of Default. The following shall constitute events of default under the Note and any extensions, renewals, or modifications thereof:

                    (a) the making of an assignment by SurgiLight for the benefit of its creditors; or

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


                    (b) the commencement of proceedings in bankruptcy for reorganization of SurgiLight or for the adjustment of any of its debts under the United States Bankruptcy Code or under any law, whether state or federal, now or hereafter existing for the relief of SurgiLight, which proceedings have not been terminated on or before ninety (90) days from commencement;

     or

                    (c) failure of the Certificate of Amendment to have become effective by July 31, 2003, subject to cure as set forth in Paragraph 3(b) above.

     14. Rights upon Default. Upon an event of default which has not been cured within the applicable cure period, if any, the following provisions shall control:

                    (a) If the uncured default is pursuant to subparagraphs 13(a) or (b), then, effective upon notice from GEM to SurgiLight, the entire unpaid principal balance of the Note and all accrued and unpaid interest thereon, at the Default Rate, shall, at the option of GEM, be due and payable, and GEM may immediately enforce any and all of its rights and remedies under the Note and this Agreement and under applicable law.

                    (b) If the uncured default is pursuant to subparagraph 13(c), then all accrued and unpaid interest on the unpaid principal balance of the Note, at the Default Rate, shall be due and payable until such time that the Certificate of Amendment shall have become effective

                    Failure of GEM to exercise either of these options shall not constitute a continuing waiver or a waiver of the right to exercise the same in the event of any subsequent default.

     15. Transfer Taxes. SurgiLight shall be liable for any stamp, transfer, documentary, sales, use, registration, intangible or other such taxes and fees, including any penalties and interest, arising from issuance of the Note.


     16. Miscellaneous Provisions.

                    (a) Section Headings. The subject headings of the Sections and paragraphs of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                    (b) Entire Agreement; Amendments. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.



                    (c) Waivers. No provision of this Agreement may be waived except in a written instrument signed by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                    (d) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Signatures by facsimile transmission shall be acceptable as original signatures.

                    (e) Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and permitted assigns. This Agreement and any of the rights, interests or obligations, jointly and not severally, hereunder may not be assigned by GEM without the prior written consent of SurgiLight, which consent will not be unreasonably withheld. This Agreement and any of the rights, interests or obligations hereunder may not be assigned by SurgiLight without the prior written consent of GEM, which consent shall not be unreasonably withheld; provided, however, that SurgiLight may freely assign all or any part of its rights to the SurgiLight Option as set forth in
                    Section 5 above without prior notice to or consent of GEM or any assignee or successor of GEM.

                    (f) Invalid Provision. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under any applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given full force and effect so far as possible.

                    (g) Nature and Survival of Representations and Obligations. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any exhibit, instrument, certificate, or other writing provided for in it, shall survive for the applicable period of limitations for contract claims in the State of New York.

                    (h) Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on receipt and must be delivered either by hand delivery or nationally-recognized express courier to the party to whom notice is to be given, addressed as follows:


If to SurgiLight:   Colette Cozean, Chairwoman
                    SurgiLight, Inc.
                    12001 Science Drive, Suite140
                    Orlando, Florida
                    Phone: (407) 482-4555
                    Fax: (949-) 855-2470
                     E-mail: ccozean@home.com

                    And

                    Timothy J. Shea, Chief Operating Officer
                    SurgiLight, Inc.
                    12001 Science Drive, Suite140
                    Orlando, Florida
                    Phone: (407) 482-4555
                    Fax: (407) 482-0505
                    E-mail: surgilight19@aol.com

With copies to:     The Business Law Group, or its successors and/or assigns
                    455 S. Orange Ave., Suite 500______________________________
                    Orlando, FL 32801______________________________
                    Attn.: J. Bennett Grocock
                    Phone: 407.422.0300________________________
                    Fax: (407) 425-0032
                    E-mail: BEN.GROCOCK@BISLAWGROUP.COM

If to GEM:          GEM Global Yield Fund Limited
                    c/o Loughran & Co.
                    38 Hertford Street
                    London, England W1Y 7TG
                    Attn.: Mr. Pierce Loughran
                    Phone: 44.207.355.2051
                    Fax:  44.207.355.4975
                    E-mail: ploughran@loughranandco.com

With copies to:     Kaplan Gottbetter & Levenson, LLP,
                    or its successors and/or assigns
                    630 Third Avenue
                    New York, New York 10017
                    Attn.: Adam S. Gottbetter, Esq.
                    Phone: (212) 983-6900
                    Fax: (212) 983-9210
                    E-mail: asg@kgllaw.com
                            --------------

                    And

                    Mr. Edward Tobin Gem Group 712 Fifth Ave, 7th Floor New York, NY 10023 Phone: (212)582-3400 Fax: (212)
                    265-4035 Email: etobin@gemny.com

     Any party may change its address by giving notice in the manner set forth above.

                    (i) Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach, default, or misrepresentation in connection with any provisions of this Agreement, then the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                    (j) Fees. The Company shall be responsible for paying upon execution of this Agreement and shall pay to Kaplan Gottbetter & Levenson, L.L.P. ("KGL") or its successors and/or assigns, $2,500 for document review for this Agreement. These fees are in addition to $5,000 already owed by the Company to KGL.

                    (k) Applicable Law, Binding Effect, and Venue. The parties hereto acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the state of New York. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the state of New York without regard to such state's principles of conflicts of laws. The parties irrevocably and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding ("Actions") relating to this Agreement shall be in the state and/or federal courts situate in the county and state of New York.

                    Each party irrevocably and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.



                                      * * *

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.




                                            GEM GLOBAL YIELD FUND LIMITED


                                            By:
                                                -------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------




                                            SURGILIGHT, INC.


                                            By:
                                                -------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------


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

                                    EXHIBIT A

                           CONVERTIBLE PROMISSORY NOTE

$2,000,000                                                        April 11, 2003

     FOR VALUE RECEIVED, SurgiLight, Inc., a Florida corporation ("Maker"), hereby promises to pay to the order of GEM Global Yield Fund Limited, a West Indies corporation ("Holder"), the sum of Two Million and no/100 U. S. Dollars ($2,000,000.00), without interest except as set forth in Section 3 below, in accordance with the terms of this Note. Payment on this Note shall be in such name(s) and at such place as Holder or any subsequent holder hereof shall have designated to the SurgiLight in writing. By acceptance of this Note, Holder agrees that it will promptly deliver and surrender this Note to the Maker upon full payment, therefore.

This Note is issued pursuant to the Agreement, dated April 11, 2003 by and between Maker and Holder (the "Agreement"), to which Agreement reference is hereby made for a statement of the rights of Holder and the duties and obligations of Maker in relation thereto; but neither this reference to the Agreement nor any provisions thereof shall affect or impair the absolute and unconditional obligation of Maker to pay the principal of this Note, subject to applicable conversion events.

1. Conversion. The aggregate principal amount and interest due under this Note is convertible into shares of the Maker's common stock under the specific terms and conditions set forth in the Agreement.

2. Interest. The Note will not accrue any interest except as set forth in
Section 3 below.

3. Default Interest. Upon the Maker's default as set forth in Section 3 (b) of the Agreement and until such default is cured, this Note shall accrue and bear interest payable in cash and on demand at the rate of eight percent (8%) per annum.

4. Unsecured Debt. This Note represents an unsecured debt obligation of Maker. Holder does not have any priority or secured claim against any of the assets of Maker with respect to the principal amount of this Note or any interest that may be accrued thereon.

5. Governing Law. This Note may not be modified orally, and shall be governed, construed and interpreted under the internal laws of the State of New York without reference to principles of conflicts or choice of law.

6. Notice. Presentment, protest, notice, notice of protest, and notice of dishonor are hereby waived by Maker.

7. Replacement. Upon receipt of evidence reasonably satisfactory to Maker of the loss, theft, destruction or mutilation of this Note and, if requested in the case of such loss, theft or destruction, upon delivery of such indemnity as may be reasonably required by Maker or, in the case of any such mutilation, upon surrender and cancellation of such Note, Maker will issue a new Note, of like tenor, in lieu of such lost, stolen or destroyed Note.

8. Exchange. This Note is in exchange for the 3% Convertible Debentures due November 8, 2003 issued pursuant to that certain Convertible Debenture Purchase Agreement between Maker and Holder dated as of June 30, 2000.

9. Indemnification. Maker hereby agrees to indemnify the holder of this Note against and hold it harmless from any costs and expenses, including, without limitation, reasonable attorneys' fees, disbursements and court costs, incurred by the holder of this note in connection with the enforcement of the terms hereof.

10. No Waiver. No delay on the part of any holder hereof in exercising any power or rights hereunder shall operate as a waiver of any power or rights.



Witness                                     SURGILIGHT, INC.

Name:_______________                        By:________________

Title: ________________


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


                                    EXHIBIT B


                               NOTICE OF EXERCISE
                               ------------------

     Pursuant to Section 4 of the Agreement dated March ___, 2003 between the undersigned and GEM Global Yield Fund Limited, the undersigned hereby elects to purchase ____________ shares of the common stock of SurgiLight, Inc. for an aggregate purchase price of $__________ and tenders herewith payment therefore.

     Pleased deliver a certificate or certificates representing said shares to the address below.


Date of Exercise:____________               SurgiLight, Inc.

                                            By: ______________________________

                                            Name: ____________________________

                                            Title: ___________________________

                                            Address:  ________________________

                                            ----------------------------------

                                            ----------------------------------

                                       2